Exhibit 32.1
Certification
Pursuant to 18 United States Code § 1350
     In connection with the quarterly report of Modine Manufacturing Company (the “Company”) on Form 10-Q for the quarter ended December 26, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David B. Rayburn, President and Chief Executive Officer of the Company certify, pursuant to 18 U.S.C. § 1350, that, to the best of my knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 4, 2008
/s/ David B. Rayburn
David B. Rayburn
President and Chief Executive Officer
This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.